UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2006
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-15875	54-1684963
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

501 Fifth Street, Bristol, Tennessee	37620
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Items 2.03 and 3.02 hereof is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 24, 2006, King Pharmaceuticals, Inc. (“King”) and its domestic subsidiaries entered into a purchase agreement with initial purchasers (the “Purchase Agreement”) to offer and sell $400 million aggregate principal amount of its 1 1/4% Convertible Senior Notes due 2026 (the “Notes”) and related subsidiary guarantees, plus up to an additional $60 million aggregate principal amount of the Notes and subsidiary guarantees at the option of the initial purchasers to cover over-allotments, in a private placement to the initial purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act.
On March 29, 2006, King closed the sale of the Notes and subsidiary guarantees. In connection with the closing, on March 29, 2006, King and its domestic subsidiaries entered into an indenture (the “Indenture”) with The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), governing the Notes and subsidiary guarantees and issued a global note (the “Global Note”) in the aggregate principal amount of $400 million in the name of Cede & Co. as nominee for The Depository Trust Corporation. A copy of the Indenture, including the form of Global Note, is attached hereto as Exhibit 4.1 to this report and is incorporated by reference herein. The following description of the Indenture and the Global Note is a summary only and is qualified in its entirety by reference to Exhibit 4.1.
The material terms and conditions of the Indenture and the Notes and subsidiary guarantees governed thereby are as follows:
Maturity. April 1, 2026.
Interest. The Notes will bear interest at an annual rate of 1 1/4%. Interest will be payable on April 1 and October 1 of each year (each an “interest payment date”), beginning October 1, 2006.
Contingent Interest. In addition to regular interest, King will pay contingent interest on the Notes during any six-month period from and including an interest payment date to but excluding the next interest payment date, commencing with the six-month period beginning April 1, 2013, if the average trading price of the Notes for the five consecutive trading days ending on the second trading day immediately preceding the first day of the six-month period equals 120% or more of the principal amount of the Notes. The rate of contingent interest in respect of any six-month period will equal 0.25% of the average trading price of the Notes over the measurement period triggering the contingent interest payment. Contingent interest, if any, will accrue from the first day of any interest period and be payable on the next interest payment date at the end of the relevant six-month period.
Guarantees. The payment of the principal, premium and interest on the Notes, including the payment of any principal return in cash, is guaranteed by King’s domestic subsidiaries.
Ranking. The Notes will be senior unsecured and unsubordinated obligations and will rank, in right of payment, pari passu with all of King’s existing and future senior unsecured and unsubordinated indebtedness, including its 2 3/4% Convertible Debentures due November 15, 2021. The Notes will rank senior in right of payment to all of King’s subordinated indebtedness and will be effectively subordinated to any of its and its subsidiary guarantors’ secured indebtedness and to indebtedness and other liabilities of its non-guarantor subsidiaries. The guarantees of King’s domestic subsidiaries applicable to the Notes will constitute senior unsecured and unsubordinated obligations of such subsidiaries as guarantors, and will be equal in right of payment with all existing and future senior unsecured and unsubordinated indebtedness of such subsidiary guarantors, including guarantees given by these subsidiaries in connection with King’s 2 3/4% Convertible Debentures due November 15, 2021.
Conversion Rights. See description in Item 3.02 below.

Optional Redemption. On or after April 5, 2013, King may redeem for cash some or all of the Notes at any time for a cash redemption price. In addition, if at any time there is less than $40,000,000 (or $46,000,000 if the initial purchasers exercise their over-allotment option in full) aggregate principal amount of the Notes outstanding, King may, at its option, redeem for cash all the outstanding Notes at a cash redemption price. The redemption price for any such redemption will be 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest, including contingent interest and liquidated damages, if any, to but excluding, the date fixed for redemption, unless the redemption date falls after a regular record date and on or prior to the related interest payment date, in which case King will pay interest to the holder of record on such regular record date.
Repurchase at Option of Holders. Each holder of the Notes has the right to require King to purchase some or all of its Notes on April 1, 2013, April 1, 2016 and April 1, 2021, or upon a fundamental change. In each case, King will pay a purchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, including contingent interest and liquidated damages, if any, to but excluding, the repurchase date, unless the repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case King will pay interest to the holder of record at the close of business on the corresponding record date.
Make Whole Amount. If the effective date or anticipated effective date of certain transactions that constitute a change of control, or a termination of trading of King’s common stock, occurs on or prior to April 1, 2013, under certain circumstances, King will increase the conversion rate by a number of additional shares for any conversion of Notes during a certain time period. The amount of additional shares will be determined based on the related conversion date and the price paid per share of King’s common stock in such transaction, but in no event will such amount of additional shares exceed 9.6006 shares per $1,000 principal amount of the Notes, subject to adjustment in the same manner as the conversion rate.
Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal and interest on the Notes to become immediately due and payable:
1.	King’s failure to pay when due the principal on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

2.	King’s failure to pay an installment of interest (including contingent interest and liquidated damages, if any) on any of the Notes for 30 days after the date when due;

3.	King’s failure to pay when due the principal return or the net shares or net cash, as applicable, together with cash in lieu thereof in respect of any fractional shares, upon conversion of a Note;

4.	King’s failure to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring King to remedy the same, shall have been given to King by the Trustee or to King and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

5.	King’s failure to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $10 million, or if there is an acceleration of indebtedness for borrowed money in an amount in excess of $10 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after written notice to King by the Trustee or to King and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding;

6.	King’s failure to give timely notice of a change of control or termination of trading of King’s common stock;

7.	King’s failure to give timely notice of specified corporate transactions and other specified events; and

8.	King’s bankruptcy, insolvency or reorganization, or the bankruptcy, insolvency or reorganization of any of its significant subsidiaries.

Registration Rights Agreement.
In connection with the closing of the sale of the Notes and subsidiary guarantees, on March 29, 2006, King and its domestic subsidiaries entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 to this report and is incorporated by reference herein. The following description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to Exhibit 4.2.
Under the Registration Rights Agreement, King has agreed, for the benefit of the holders of the Notes, to file a shelf registration statement with respect to the resale of the Notes, the subsidiary guarantees and the common stock issuable upon conversion of the Notes no later than 90 days after the first date of original issuance of the Notes and, if King is not at that time a “well-known seasoned issuer” as such term is defined by rules promulgated under the Act, to use its reasonable best efforts to cause such shelf registration statement to become effective no later than 120 days after the first date of original issuance of the Notes. King also has agreed to use its reasonable best efforts to keep the shelf registration statement continuously effective until the earliest of (1) the sale pursuant to the shelf registration statement of the Notes, the subsidiary guarantees and all of the shares of common stock issuable upon conversion of the Notes, (2) the expiration of the holding period applicable to such securities under Rule 144(k) under the Act and (3) the date on which such securities cease to be outstanding, subject to certain exceptions set forth in the Registration Rights Agreement. Additional interest will accrue on the Notes if the shelf registration statement has not been filed with the Securities and Exchange Commission (“SEC”) within 90 days after the first date of original issuance of the Notes, if the shelf registration statement has not become effective within 120 days after the first date of the original issuance of any of the Notes (if King is not a well-known seasoned issuer), if King through its omission does not name a holder as a selling stockholder in the prospectus or prospectus supplement within specified time periods, if the shelf registration statement shall cease to be effective or fail to be usable without being succeeded within ten business days by a post-effective amendment or a report filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, that cures the failure of the shelf registration statement to be effective or usable, or the use of the prospectus has been suspended for longer than the permitted period, subject to certain exceptions and limitations set forth in the Registration Rights Agreement. If a holder has converted some or all of its Notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the Notes converted.
The Notes, the subsidiary guarantees and the common stock issuable upon conversion of the Notes have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and state securities laws. This Current Report on Form 8-K is not an offer to sell the Notes and subsidiary guarantees nor is it soliciting an offer to buy the Notes and subsidiary guarantees.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 2.03 hereof is incorporated by reference into this Item 3.02.
As disclosed above, on March 29, 2006, King issued and sold $400 million aggregate principal amount of the Notes and subsidiary guarantees. The Notes and subsidiary guarantees were sold pursuant to the Purchase Agreement in a private placement to initial purchasers for resale to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Act afforded by Section 4(2) of the Act and Rule 144A under the Act. King expects to receive approximately $389 million in proceeds after deducting the initial purchasers’ discount of approximately $10 million and estimated offering expenses.
The Notes will be convertible only under certain circumstances, as described below, at an initial conversion rate of 48.0031 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $20.83 per share), subject to adjustment. Upon conversion of a Note, in lieu of shares of common stock, a holder will receive cash in an amount equal to the lesser of $1,000 and the conversion value of the Note (determined in accordance with the terms of the Indenture) and, if the conversion value is greater than $1,000, payment of the excess value, at King’s option, in the form of cash or shares of common stock. The Notes are guaranteed by the Company’s domestic subsidiaries.

Holders may convert their Notes prior to April 1, 2012 based on the applicable conversion rate only under the following circumstances: (1) during any fiscal quarter beginning after King’s fiscal quarter ending June 30, 2006 (and only during such fiscal quarter), if the sale price of King’s common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately previous fiscal quarter is greater than or equal to 110% of the then-current conversion price per share, (2) if such holder’s Notes have been called for redemption, or (3) if specified distributions to holders of King’s common stock or specified corporate transactions occur.
If the effective date or anticipated effective date of certain transactions that constitute a change of control or termination of trading (known as a “make-whole event”) occurs on or prior to April 1, 2013, under certain circumstances, King will increase the conversion rate by a number of additional shares for any conversion of Notes during a certain time period. The amount of additional shares will be determined based on the related conversion date and the price paid per share of King’s common stock in such transaction, but in no event will such amount of additional shares exceed 9.6006 shares per $1,000 principal amount of the Notes, subject to adjustment in the same manner as the conversion rate.
The Company intends to use the net proceeds from the offering to repurchase from time to time or redeem its 2 3/4% Convertible Debentures due November 15, 2021 and for general corporate purposes.
Item 8.01. Other Events.
On March 29, 2006, King repurchased an aggregate of $165 million principal amount of its outstanding 2 3/4% Convertible Debentures due November 15, 2021, together with accrued and unpaid interest thereon. With the completion of these transactions, King has outstanding $180 million principal amount of its 2 3/4% Convertible Debentures due November 15, 2021.
This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to purchase any of King’s outstanding 2 3/4% Convertible Debentures due November 15, 2021.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description
4.1
Indenture dated as of March 29, 2006 between the Registrant, the subsidiary guarantors and The Bank of New York Trust Company, N.A., as Trustee (including form of 1 1/4% Convertible Senior Notes due 2026).

4.2	Registration Rights Agreement dated as of March 29, 2006 between the Registrant, the subsidiary guarantors and the initial purchasers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KING PHARMACEUTICALS, INC.
By:	/s/ Brian A. Markison
Brian A. Markison
President and Chief Executive Officer

Date: March 30, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1
Indenture dated as of March 29, 2006 between the Registrant, the subsidiary guarantors and The Bank of New York Trust Company, N.A., as Trustee (including form of 1 1/4% Convertible Senior Notes due 2026).

4.2	Registration Rights Agreement dated as of March 29, 2006 between the Registrant, the subsidiary guarantors and the initial purchasers.